                                 Promissory Note
                                 ---------------

December 15, 1998

                                                                       $6,000.00


          For value received, the undersigned, Cardiac Control Systems, a Delaware corporation having its principal office at 3 Commerce Boulevard, Palm Coast, Florida 32164 (the "Borrower"), promises to pay to the order of Bart C. Gutekunst, ("the Lender") located at 10 Timothy Road, Weston, Connecticut 06883, (or at any other address notice of which is given by the Lender to the Borrower), in a lawful money of the United States and in immediately available funds, the principal amount of Six Thousand and 00/100 Dollars ($6,000) and interest as provided in the next two paragraphs of this Note. The Borrower shall pay the outstanding principal amount of this Note to the Lender in one installment on or before the Merger Closing Date (as hereinafter defined). If the Merger Closing Date shall not have occurred by December 31, 1998, then the Borrower shall pay the outstanding principal amount of this Note to the Lender within ten (10) days after written demand from the Lender. For purposes hereof, "Merger Closing Date" shall mean the date as of which the Borrower and Elecath (Electro-Catheter Corporation) shall have merged with (Catheter Technology Group, Inc.), a Delaware corporation ("Surviving Corporation"), (the "Merger"), and the Surviving Corporation shall have completed its financing in accordance with the summary financing plan a copy of which has been delivered to the Leader by Borrower.

          The Borrower shall pay to the Lender interest, calculated on the basis of a 360 day year, on the outstanding principal amount of this Note from and including December 11, 1998 to but not including the date such outstanding principal amount is paid in full at a rate of fifteen percent (15%) per year provided, however, that (a) in no event shall such interest by payable at a rate in excess of the maximum rate permitted by applicable law and (b) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be reacted as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and if received by Lender, shall be refunded to the Borrower, it being the intention of the Lender and the Borrower that such interest not be payable at a rate in excess of such maximum on December 10, 1998 and continuing through the date the outstanding principal amount of this Note is paid in full.

          The Borrower shall have the option of paying the principal amount of the Note to Lender in advance in full or in part at any time and from time to time; provided, however, that upon making any such payment in full the Borrower shall pay to the Lender all interest owing pursuant to this Note and remaining unpaid and all other amounts owing by the Borrower to the Lender pursuant to this Note and remaining unpaid.

          Borrower represents and warrants to Lender that:

          (a) This Note has been authorized and approved by all necessary corporate action of the Borrower; and

          (b) This Note does not conflict with or violate (i) the articles of incorporation of bylaws of Borrower or (ii) the terms or conditions of any note, mortgage, lease, loan agreement or other material agreement to which the Borrower is a party or by which its assets are subject.

          Borrower agrees that, for so long as any amount under this Note shall be outstanding, it shall not sell or otherwise transfer any product line or any material part of its assets to any third party. In addition, for so long as this note remains outstanding, Borrower will provide Lender with copies of: (A) its monthly financial statements (internally prepared) as soon as they are available, (B) all filings that Borrower makes with the SEC within two (2) business days after each such filing and (C) all filings that any party to the Merger shall make with the SEC as soon as they are available

          If Borrower fails to pay any amount pursuant to this Note, or upon or at any time or from time to time after the Borrower fails to perform any obligations pursuant to this Note and the continuation of such failure for more than thirty (30) days after notice of such failure is given by Lender to the Borrower, the outstanding principal amount of this Note, all interest owing pursuant to this Note and remaining unpaid and all other amounts owing by the Borrower to the Lender pursuant to this Note remaining unpaid shall, at the sole option of the Lender and without any notice, presentment or protest of any kind (each of which is waived by the Borrower), become immediately due. In addition, upon (1) the Borrower's filing or having filed against it a petition in bankruptcy and, in the case of such a petition filed against it, such petition not being dismissed or stayed within thirty (30) days after such filing, (2) a trustee or receiver being appointed by a court for any of the assets of the Borrower and such appointment not being dismissed or stayed within thirty (30) days after appointment, (3) the Borrower's suspending business operations or becoming insolvent or (4) the Borrower's making a voluntary assignment of any of its assets for the benefit of creditors, such outstanding principal amount, all such interest and all such other amounts shall, without any notice, demand, presentment or protest of any kind (each of which is waived by the Borrower), automatically become immediately due.

          The Borrower shall pay to the Lender on demand each cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Lender whether retained for advice, for litigation or for any other purpose related to this Note) incurred by the Lender endeavoring to (1) collect any of the outstanding principal amount of this Note, any interest owing pursuant to this Note and remaining unpaid or any other amount of this Note, any interest owing pursuant to this Note and remaining unpaid, (2) preserve or exercise any right or remedy of the Lender relating to, enforce or realize upon any guaranty, endorsement, collateral or other security now or hereafter directly or indirectly securing the payment of, or otherwise now or hereafter directly or indirectly applicable to, any of such outstanding principal amount, any such interest or any such other amount or (3) preserve or exercise any right or remedy of the Lender pursuant to this Note.

          This Note shall be governed by and interpreted under the laws of the State of Florida (without reference to Florida's principles of conflicts of laws). No provision, term, or condition of this Note may be waived or amended except in writing.




                                              By:  /s/ W. A. Walton
                                                  ------------------------------
                                                        Executive Vice President


STATE OF FLORIDA)
                            :ss.:
COUNTRY OF UNITED STATES)


          On the 15 day of Dec.  in the year  1998,  before me  personally  came
                ----      ------
________________, to me known, who, being by my duly sworn, did depose and say that he resides at _____________________; that he is the _________________________ of Cardiac Control Systems, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                /s/ Roberta Trueman
                                                ------------------------
[   SEAL   ]    ROBERTA TRUEMAN
[ STATE OF ]    My Comm Exp 12/28/98
[ FLORIDA  ]    Bonded by Service Ins
[  NOTARY  ]    No. CC429959
[  PUBLIC  ]    [x] Personally Known   [ ] Other I.D.